EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into this 31st day of January, 2008 ("Effective Date") between Randall P. Marx ("Employee") and ARC Wireless Solutions, Inc., a Utah Corporation ("Company"). For purposes of this Agreement, each of the Employee and Company is individually referred to as a "Party", and Employee and Company are referred to collectively as the "Parties".

                                     RECITAL

     Company desires to retain the services of Employee, and Employee has offered to provide services to Company pursuant to the terms of this Agreement.


                                    AGREEMENT

     In consideration of the premises and of the mutual covenants included in this Agreement, the Parties agree as follows:

     1. Services. Company retains Employee and Employee shall perform services for Company as set forth in this Agreement on behalf of Company for the period and under the terms and conditions set forth in this Agreement.

     2. Term. This Agreement shall be for a period commencing on the Effective Date and terminating on December 31, 2009 ("Term"). Whenever the word, Term, is used herein, it shall include the extension periods described below in this
Section 2, subject to review and earlier termination as provided herein. The Term may be extended for up to three successive one year periods as follows:

          2.1 If this Agreement has not been terminated, and Employee desires to extend the Term for one additional year, then on or before September 30, 2009, Employee shall so notify the Company's Board of Directors (the "Board"). If the Company also desires to extend the Term, the Company shall so notify Employee no later than October 31, 2009, and the Term will be extended to December 31, 2010. If the Term is so extended, the Employee's annual salary in 2010 shall be 5% higher than Employee's annual salary on the date of Employee's notice, and for each Net Income category for 2009 set forth in Exhibit "A," the Bonus amount shall be 5% higher. The Board may, in its discretion, increase these amounts. By way of example: (a) if the annual salary of the Employee at the beginning of 2009 was $300,000 and the Board subsequently increased his annual salary to $320,000, which was Employee's salary on the date of Employee's notice, then his annual salary for 2010 would be $336,000; and (b) if the Net Income in 2010 was $1,999,999, then Employee's bonus for 2010 would be $105,000.

          2.2 If this Agreement has not been terminated, and Employee desires to extend the Term for one additional year after December 31, 2010, then on or before September 30, 2010, Employee shall so notify the Board. If the Company also desires to extend the Term, the Company shall so notify Employee no later than October 31, 2010, and the Term will be extended to December 31, 2011. If the Term is so extended, the Employee's annual salary in 2011 shall be 5% higher than Employee's annual salary on the date of Employee's notice, and for each Net Income category for 2009 set forth in Exhibit "A," the Bonus amount shall be 5% higher than the Bonus amounts for 2010. The Board may, in its discretion, increase these amounts.

          2.3 If this Agreement has not been terminated, and Employee desires to extend the Term for one additional year after December 31, 2011, then on or before September 30, 2011, Employee shall so notify the Board. If the Company also desires to extend the Term, the Company shall so notify Employee no later than October 31, 2011, and the Term will be extended to December 31, 2012. If the Term is so extended, the Employee's annual salary in 2012 shall be 5% higher than Employee's annual salary on the date of Employee's notice, and for each Net Income category for 2009 set forth in Exhibit "A," the Bonus amounts shall be 5% higher than the Bonus amounts for 2011. The Board may, in its discretion, increase these amounts.

          2.4 On December 31, 2009, if this Agreement has not been earlier terminated or extended pursuant to Section 2.1, then Company shall pay to Employee an amount equal to one year's salary (based on Employee's salary on that date) and shall pay to Employee the bonus for 2009 upon completion of the audit for 2009.

     3. Duties. Employee shall perform the following services for Company:

          3.1 Employee shall serve as Chief Executive Officer of the Company, or in such other position, with duties and responsibilities of the nature generally afforded to executive officers, as determined by the Board, subject to the direction of the Board, and in that capacity shall work with the Company to pursue the Company's plans as directed by the Board.

          3.2 Other than through a change-in-control, acquisition, consolidation, reorganization or merger, in the event the Board directs Employee to act in a capacity different than as the Chief Executive Officer or President of the Company, the employee will have thirty days from the effective date of such directed new capacity to effect a non-cause termination of this Agreement. If Employee elects to effect a non-cause termination of this Agreement pursuant to the terms hereof, Employee shall be entitled to receive Severance (as defined in Section 7.3.1 below).

          3.3 During the Term, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement. Employee may, however, (i) serve as a director, trustee or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations, and (ii) service as a director of no more than two (2) for-profit businesses.

     4. Compensation. Company shall pay Employee for the performance of services pursuant to this Agreement as follows:

          4.1 Company shall pay Employee a base salary at the annual rate in 2007 (effective as of January 1, 2007) of $250,000, in 2008 of $275,000, and in
2009 of $300,000, payable in installments in accordance with the Company's customary payroll practices. If Employee has not been receiving Base Salary at an annual rate of $250,000 in 2007 prior to the Effective Date, then in the bi-weekly installment immediately following the Effective Date, the deficiency shall be cured by making an additional payment to Employee in January 2008.

          4.2 The Company shall pay the Employee a bonus of $25,000 for the transition of its manufacturing operations to China and for the annual fiscal period commencing January 1, 2007. The Company also shall pay the Employee bonuses for the annual fiscal periods of 2008 and 2009, (each, a "Bonus") in accordance with the criteria set forth in Exhibit A attached hereto. The amount of each Bonus shall be as set forth in Exhibit A for each set of criteria set forth in Exhibit A. The Bonus for fiscal year 2007 will be paid in January of 2008. The Bonus for fiscal years 2008 and 2009 shall be paid on May 1 following the close of the corresponding fiscal year. If the annual audit of the Company's annual financial statements by the auditors appointed by the Board is not completed by the date necessary to determine the amount of the Bonus payment, the Board shall make a reasonable estimate of the amount of the Bonus and a payment shall be made promptly to the Employee, which amount shall be subject to adjustment upon completion of the audit. No adjustment shall be made after the close of the calendar year during which the Bonus payment is made.

          4.3 Any payments that Company is required to make to Employee pursuant to this Agreement shall be reduced by such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable taxes, and other laws or regulations.

          4.4 Employee shall be eligible for participation in any present or future, health, incentive, pension or retirement plan of Company of which other employees of Company are generally eligible. It is understood, however, that entitlements that may accrue to Employee pursuant to such arrangements may differ from those that accrue to other employees, such differences being based on the discretion of the Board.

     5. Reimbursement of Expenses. Employee shall be reimbursed for reasonable expenses incurred on behalf of Company in the performance of Employee's duties and services pursuant to this Agreement. Employee shall provide Company with an expense report containing a detailed description of expenses incurred by the 60th day following the calendar month in which the expenses were incurred on behalf of Company. The description of expenses shall contain such information as may be required in order to permit such reimbursements as proper deductions to Company under the Internal Revenue Code, as amended, and the rules and regulations adopted pursuant thereto and in effect at that time. Company shall promptly reimburse Employee.

     6. Additional Benefits.

          6.1 Employee shall be entitled to take reasonable amounts of paid time off for vacation and other personal reasons.

          6.2 Employee and his family, if any, shall be entitled to receive such benefits under medical insurance plans, life and disability insurance, and, otherwise, as are offered to all other officers of Company.

     7. Termination of Employment and Severance Benefits. The employment of the Employee hereunder shall terminate prior to the expiration of the Term of this Agreement under the following circumstances.

          7.1 In the event of the death of the Employee during the Term hereof, the employment of the Employee hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the estate of the Employee any earned unpaid salary, expense reimbursement and accrued vacation, any bonus based on the completed immediately preceding fiscal year, whether or not then calculated or payable and including without limitation the amount set forth in
Section 7.6, and the Employee shall be entitled to no severance or other termination benefits under this Agreement.

          7.2 The Company may terminate the Employee's employment hereunder "for Cause" at any time during the Term of this Agreement. Termination of the Employee's employment by the Company shall constitute a termination "for Cause" under this Section if such termination is for one or more of the following causes:

               7.2.1 The commission by the Employee of an act of fraud or embezzlement related to the Company; or

               7.2.2 A conviction by the Employee of, or a plea of nolo contendre, for any felony.

               7.2.3 A material breach of this Agreement; or, as a result of a determination by the Board, acting reasonably, that the Employee, through gross negligence, caused a significant loss to the Company.

          In the event of a termination "for Cause" pursuant to any of the provisions of this Section 7.2, the Employee shall be entitled to his earned unpaid salary, expense reimbursement and accrued vacation, any bonus based on the completed immediately preceding fiscal year, whether or not then calculated or payable and including without limitation the amount set forth in Section 7.6 but shall not be entitled to any severance or other termination benefits under this Agreement.

          7.3 The Company may terminate the Employee's employment under this Agreement at any time without Cause upon thirty (30) days' written notice to the Employee or payment in lieu thereof if the Company elects to accelerate Employee's departure date. Payment of any amounts to Employee upon termination pursuant to this Agreement shall be conditioned upon Employee signing a standard separation agreement including an agreement not to sue the Company for other amounts. If the Employee is terminated by the Company other than for Cause, the Company shall pay the following:

               7.3.1 Pay to Employee upon termination severance equal to 20 months of salary (at the rate of salary then in effect), and Employee shall also receive, if earned, a pro-rated (through the date of termination) bonus (collectively, the "Severance"). Except as specified in Section 4.2, the Severance shall be paid within 30 days of the date of termination. Notwithstanding this Section 7.3, if the Employee is a Specified Employee (as defined in Section 7.8 herein) on the date of termination and, as a result thereof, Section 409A of the Internal Revenue Code (the "Code") and the rules promulgated thereunder would so require a delay to avoid adverse tax consequences to Employee, the Severance payment shall be made on the first day following the six month anniversary of the date of termination.

               7.3.2 If the Employee is eligible for, and chooses to elect health insurance continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), pay the premium payments of the Employee (for Employee and his dependents) under COBRA for a period of eighteen (18) months, subject to any Employee contribution percentage applicable to the Employee on the date of termination.

               7.3.3 The amounts due pursuant to Section 7.6.

          7.4 The Employee may terminate his employment hereunder for "Good Reason." The following constitute Good Reason for termination by the Employee provided that the Employee provides notice to the Company of the condition giving rise to the termination no more than 90 days after the condition first exists and allows the Company 30 days to remedy the condition:

               7.4.1 Material diminution in the nature or scope of the Employee's responsibilities, duties or authority;

               7.4.2 Material diminution in the authority, duties, or responsibilities of the supervisor to whom the Employee reports, including a requirement to report to an officer or other employee, rather than directly to the Board;

               7.4.3 Material breach by the Company in its obligations under this Agreement;

               7.4.4 Material breach in base compensation;

               7.4.5 A material change in the location of Employee's place of work to a location more than seventy five (75) miles from Employer's then current headquarters office location.

          In the event of the termination by the Employee for Good Reason, the Company agrees to: (i) pay the Employee the Severance; (ii) earned unpaid salary, expense reimbursement and accrued vacation, including without limitation, the amount set forth in Section 7.6 and; (iii) if the Employee is eligible for, and chooses to elect, health insurance continuation in accordance with COBRA, pay the premium payments for the Employee and his dependents under COBRA for a period of eighteen (18) months, subject to any Employee contribution applicable to the Employee on the date of termination. Except as specified in
Section 4.2, the Severance shall be paid within 30 days of the date of termination. Notwithstanding this Section 7.4, if the Employee is a Specified Employee (as defined in Section 7.8 herein) on the date of termination and, as a result thereof, Section 409A of the Code and the rules promulgated thereunder would so require a delay to avoid adverse tax consequences to Employee, the Severance payment shall be made on the first day following the six month anniversary of the date of termination.

          7.5 The Employee may terminate his employment hereunder at any time on thirty (30) days' written notice (such 30th day being referred to as the "notice date") to the Company. In the event of termination by the Employee other than for Good Reason, the Company may accelerate the Employee's departure date and, if so, will pay Employee through his notice date. In the event of termination by the Employee other than for Good Reason, the Company shall pay to the Employee any earned unpaid salary, expense reimbursement and accrued vacation, including without limitation, the amount set forth in Section 7.6. Employee shall be entitled to no severance or other termination benefits.

          7.6 In the event this Agreement is terminated pursuant to Section 7 of this Agreement, or this Agreement is not renewed upon expiration of any Term, Employee will be entitled to a payment of $75,000. Such payment shall be made in a lump sum within 30 days of termination. Notwithstanding the preceding sentence, if the Employee is a Specified Employee (as defined in Section 7.8 herein) on the date of termination and, as a result thereof, Section 409A of the Code and the rules promulgated thereunder would so require a delay to avoid adverse tax consequences to Employee, such payment shall be made on the first day following the six month anniversary of the date of termination.

          7.7 Notwithstanding anything herein to the contrary, if any payment permitted or required under this Agreement is reasonably determined by the Employer or Employee to be subject for any reason to a material risk of additional tax under Section 409A(a)(1)(B) of the Code, then the Employer and the Employee shall promptly agree in good faith prior to December 31, 2008 on appropriate provisions to avoid such risk without materially changing the economic value of this Agreement to either party.

          7.8 A Specified Employee shall mean a key employee (as defined in Section 416(i) of the Code without regard to pargraph 5 thereof) of the Company, pursuant to Section 409A of the Code.

          7.9 Employee or his estate has the right to waive protection under
Section 409A of the Code and opt to receive payments immediately. In the event Employee exercises this right, Employee would be responsible for any personal tax consequences.

     8. Indemnification. The Company agrees that if, during or after his employment, Employee is made a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in a official capacity while serving as a director, officer, member, employee or agent, Employee shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws, or resolutions of the Company's Board of Directors or, if more expansive, by the laws of the State of Utah, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Employee in connection therewith, and such indemnification shall continue as to Employee even if he has ceased to be a director, member, employee or agent of the Company or other entity with respect to acts or omissions which occurred prior to his cessation of employment with the Company and shall inure to the benefit of Employee's heirs, executors and administrators. The Company shall advance to Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include: (i) an undertaking by Employee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses; and (ii) a declaration by Employee that Employee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company.

     9. Proprietary Information and Inventions Agreement. Employee agrees that his employment with Company is contingent upon his signing the separate Proprietary Information and Inventions Agreement on the same date that he signs this Agreement, a copy of which is attached hereto as Exhibit B.

     10. Alternative Dispute Resolution. Employee agrees that any and all disputes that Employee has with Company or any of Company's employees, which arise out of Employee's employment or under the terms of this Agreement shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, Employee's employment with Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee's employment with Company or its termination. The only claims not covered by this Section 10 are wage claims, claims for benefits under the workers' compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws. Employee specifically acknowledges the Company's right to seek injunctive relief for breach of Section 11 of this Agreement and the Proprietary Information and Inventions Agreement. Employee agrees that prior to commencement of arbitration, the Employee and Company will submit the dispute to a mediator for non-binding mediation in Denver, Colorado. If complete agreement cannot be reached within 30 days of submission to mediation, either the Employee or the Company may commence binding arbitration that will be conducted in Denver County, Colorado in accordance with the rules and regulations of the American Arbitration Association Employment Dispute Resolution Rules. Each Party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. The arbitrator also will determine whether each Party will pay its own attorneys' fees or whether one Party will pay all or part of the other Party's attorneys' fees. Employee understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Employee further represents that he is making a voluntary and knowing waiver of his right to pursue any and all employment-related claims in court.

     11. Non-Compete. Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's duties hereunder justify restricting Employee's further employment. Employee agrees that so long as the Employee is employed by the Company, and for a period of one year following termination of this Agreement, except when acting at the request of the Company on behalf of or for the benefit of the Company, Employee (i) will not induce customers, agents or other sources of distribution of the Company's business under contract, doing business with the Company, or in negotiations to do business with the Company to terminate, reduce, alter or divert business with or from the Company, (ii) will not, directly or indirectly, solicit or induce, or enter into any discussions that would have the effect of soliciting or inducing, any individual that is, or was, within 90 days prior to the termination of this Agreement, an employee of the Company or any of the Company's affiliates, to leave the Company or such affiliate of the Company,
(iii) will not, directly or indirectly, employ any individual that is, or was, within 90 days prior to the termination of the Agreement, an employee of either the Company or an affiliate of the Company; and (iv) shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member or manager of a limited liability company, or a shareholder in excess of 1% of a publicly-held company, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business in the United States or in any other part of the world in which the Company is conducting business at the time of termination of this Agreement, that is in competition with the business activities of the Company. Employee further covenants and agrees that the restrictive covenant set forth in this Section 11 is reasonable as to duration, terms, and geographical area, and that this protects legitimate interests of the Company, imposes no undue hardship on the Employee, and is not injurious to the public. It is the desire and intent of the Parties that the provisions of this
Section 11 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 11 shall be adjudicated to be invalid or unenforceable, this Section 11 shall be deemed amended to apply in the broadest allowable manner and to delete therefrom the portion adjudicated to be invalid or unenforceable. Such amendment and deletion shall apply only with respect to the operation of this Section 11 in the particular jurisdiction in which that adjudication is made.

     12. Representations and Warranties.

          12.1 Company represents and warrants to Employee as follows: (i) Company has been duly formed as a corporation under the laws of the State of Utah; and (ii) the execution of this Agreement has been duly authorized by Company and does not require the consent of or notice to any party not previously obtained or given.

          12.2 Employee represents and warrants to Company that the execution of this Agreement and the performance of Employee's obligations hereunder, does not require the consent of or notice to any party not previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

     13. Diligence. Each of Employee and Company covenants to diligently and skillfully do and perform the acts and duties required herein.

     14. Miscellaneous.

          14.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

          14.2 Notice. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing, and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it was sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

          To Company:          ARC Wireless Solutions, Inc.
                               10601 W. 48th Ave.
                               Wheat Ridge, Colorado 80033-2660
                               Attn:  CFO

          To Employee:         Randall P. Marx
                               5091 Kipling Unit 330, #117
                               Wheat Ridge, CO 80033

          Either Party may change its address for purposes of this Section 14.2 by giving the other Party written Notice of the new address in the manner set forth above.

          14.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

          14.4 Non-waiver. The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

          14.5 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

          14.6 Inurement. This Agreement shall be binding upon and inure to the benefit of Employee and Company, and their respective heirs, successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by the Employee.

          14.7 Governing Law. Except as specifically provided to the contrary in this Agreement, this Agreement will be governed by and construed according to the laws of the State of Colorado, excluding conflicts of law principles. Employee consents to the personal jurisdiction of the state and federal courts located in Denver, Colorado.

          14.8 Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, this Agreement is executed on the date(s) set forth below to be effective as of the Effective Date

EMPLOYEE:
---------


/s/ Randall P. Marx
-------------------
Randall P. Marx


COMPANY:
--------

ARC Wireless Solutions, Inc.


By: /S/ Robert E. Wade
    ---------------------------
    Robert E. Wade, Chairman
    Compensation Committee

                                   Exhibit "A"

                                 Bonus Criteria


                                      2008

              Net Income                                 Bonus
---------------------------------------- --------------------------------------
          $ 500,000-$999,999                            $50,000
---------------------------------------- --------------------------------------
         $1,000,000-$1,999,999                         $100,000
---------------------------------------- --------------------------------------
         $2,000,000 and higher                         $200,000
---------------------------------------- --------------------------------------


                                      2009

              Net Income                                 Bonus
---------------------------------------- --------------------------------------
         $1,000,000-$1,999,999                         $100,000
---------------------------------------- --------------------------------------
         $2,000,000-2,499,999                          $200,000
---------------------------------------- --------------------------------------
         $2,500,000-$2,999,999                         $250,000
---------------------------------------- --------------------------------------
         $3,000,000 and higher                         $300,000
---------------------------------------- --------------------------------------


Net Income is defined as the Net Income of all of the divisions/subsidiaries of ARC Wireless Solutions, Inc. on a consolidated basis, without giving effect to any extraordinary items reflected on the Statements of Operations in the Company's reports filed with the SEC.

                                   Exhibit "B"

                          ARC WIRELESS SOLUTIONS, INC.

                 PROPRIETARY INFORMATION AND INVENTION AGREEMENT


     This Agreement is made between ARC Wireless Solutions, Inc., a Utah corporation (the "Company"), and Randall P. Marx.

     In consideration of my employment or my continued employment by the Company, I agree as follows:

I. PROPRIETARY INFORMATION

     A. Company Information.

     1. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, this shall include information relating to services, products, processes, know-how, designs, formulae, source code, methods, samples, developmental or experimental work, improvements, discoveries, plans for research and new products, plans for marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     2. I agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, electronic, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into my custody or possession, shall be and are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. All such materials or copies thereof and all tangible property of the Company in my custody or possession shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of my employment. After such delivery, I shall not retain any such materials or copies thereof or any such tangible property.

     B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless previously and specifically consented to in writing by the particular employer or company.

     C. Third Party Information. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.

II. ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS

     A. Retained Inventions and Original Works. I have attached hereto as Exhibit A a complete disclosure of all inventions, original works of authorship, developments, improvements, and trade secrets that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of an item on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions on Exhibit A, but am only to disclose a cursory name for each such invention, a listing of all parties to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If, no disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a non-exclusive, royalty-free irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of licensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, a Prior Invention in any inventions of the Company without the Company's prior written consent.

     B. Inventions and Original Works Assigned to the Company. I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets (i) which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company, (ii) which I previously solely or jointly conceived or reduced to practice as a result of any work performed by me as an employee of or consultant to the Company, (iii) or which I previously developed at any time after I first served as an employee of or consultant to the Company, using the Company's, supplies, facilities, trade secrets or inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply. This Agreement does not require me to assign or offer to assign to the Company any invention that I developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company ("Excepted Information").

     C. Works Made for Hire. I acknowledge that all original works of authorship which are or were made by me (solely or jointly with others) within the scope of my employment or my consulting arrangements with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     D. Inventions and Original Works Assigned to the United States. I hereby assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever full title to same is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     E. Obtaining Letters Patent, Copyright Registrations and Other Protections.

     1. I will assist the Company in every proper way to obtain and enforce United States and foreign proprietary rights relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end I will execute, verify and deliver
(A) such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof and (B) assignments of such proprietary rights to the Company or its designee.

     2. My obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     3. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. Such appointment is coupled with an interest. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever which I now or may hereafter have for infringement of any proprietary rights assigned to the Company.

     F. Obligation to Keep the Company Informed. In addition to my obligations under paragraph 2(b) above, during the period of my employment and for one (1) year after termination of my employment for any reason, I will promptly disclose to the Company fully and in writing all patent applications filed by me or on my behalf. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under a Specific Inventions Law, if any, or that I believe qualify as Excepted Information. I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence, will not disclose to third parties and will not use for any unauthorized purpose without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Excepted Information or inventions that qualify fully for protection under the provisions of a Specific Inventions Law, if any, and were created or developed by me after termination of my employment. I will preserve the confidentiality of any such invention that does not qualify fully for protection under a Specific Inventions Law, if any, or that does not qualify as Excepted Information. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all proprietary information developed by me and all inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

III. NO CONFLICTING OBLIGATIONS

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment.

IV. RETURN OF COMPANY DOCUMENTS

     When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

V. NOTIFICATION OF NEW EMPLOYER

     In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

VI. LEGAL AND EQUITABLE REMEDIES

     Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

VII. GENERAL PROVISIONS

     A. Not an Employment Contract. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     B. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state courts located in Wheat Ridge, Colorado and the federal courts located in Denver, Colorado for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

     C. Entire Agreement. This Agreement, and Exhibit A attached hereto and hereby incorporated herein, sets forth the final, complete and exclusive agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing with a specific reference to this Agreement and signed by both the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     D. Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

     E. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

     G. Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     H. Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     I. Notice. All notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery or, if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: ____________________, .

I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT WITH THE COMPANY, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT WITH THE COMPANY.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.



Date:  January 31, 2008                      /s/ Randall P. Marx
                                             -----------------------------------

                                             Signature

                                             Randall P. Marx
                                             -----------------------------------
                                             [Printed Name]


                                             -----------------------------------
                                             Address

ACCEPTED AND AGREED TO:

ARC WIRELESS SOLUTIONS, INC.

         By:     /s/ Robert E. Wade
                 ---------------------------------
         Name:   Robert E. Wade
                 ---------------------------------
         Title   Chairman, Compensation Committee
                 ---------------------------------
                 10601 W. 48th Ave.
                 Wheat Ridge, CO 80033-2660

                                    EXHIBIT A


ARC Wireless Solutions, Inc.
10601 W. 48th Ave.
Wheat Ridge, CO  80033-2660

Ladies and Gentlemen:

1. Except as listed in Section 2 below the following is a complete disclosure of all inventions or improvements relevant to the subject matter of my employment by ARC Wireless Solutions, Inc., a Colorado corporation (the "Company"), that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     |_|  No inventions or improvements.

     |_|  See below.

          ------------------------------------------------------------

     |_|  Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following parties:

           Invention or Improvement            Party             Relationship

     1.
        ------------------------------      -------------      ---------------

     2.
        ------------------------------      -------------      ---------------

     3.
        ------------------------------      -------------      ---------------

|_|  Additional sheets attached.

3. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

     |_|  No inventions or improvements.

     |_|  See below.

          -----------------------------------------------------------------

     |_|  Additional sheets attached.

                                               Very truly yours,

Date:  _______,__
                                               ---------------------------------